UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Industrial Income Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 23, 2012

Dear Stockholder:

We would like to remind you of the upcoming 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Industrial Income Trust Inc. (the “Company”), scheduled for 11:30 a.m., Mountain Daylight Time on June 26, 2012 at The Grand Hyatt, 1750 Welton Street, Denver, CO 80202.

We recently mailed you proxy materials to obtain your vote on proposals to elect five directors to serve until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualify and to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. According to our latest records, we have not received your proxy vote. Your vote is important, no matter how many shares you own. The Annual Meeting cannot be held unless holders of at least 50% of the outstanding shares of the Company’s common stock either attend the meeting or authorize their vote by proxy. The Company’s Board of Directors has unanimously approved these proposals and recommends that you vote to approve them.

Voting is quick and easy. We encourage you to vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-977-7699

Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting you will need your control number, which is located on your enclosed proxy voting card.

2. Vote by Internet

Please visit www.eproxy.com/iit and follow the online instructions. Please note that for internet voting you will need your control number, which is located on your enclosed proxy voting card, and the last four digits of the primary stockholder’s social security number or tax identification number.

3. Vote by Mail

Please mail your signed proxy voting card(s) in the enclosed postage-paid envelope.

FOR TELEPHONE AND INTERNET VOTING, YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M., EASTERN TIME, ON JUNE 25, 2012 TO BE COUNTED FOR THE ANNUAL MEETING.

If you have already voted, thank you for your response. If you have any further questions, please contact our Proxy Solicitor, Boston Financial Data Services, toll free at 1-888-306-0353. In addition, all proxy materials are conveniently available online at www.eproxy.com/iit.

We appreciate your continued interest and support of the Company and encourage you to vote today.

Sincerely,

Joshua J. Widoff

Senior Vice President,

General Counsel and Secretary